Exhibit 5.1

                         KAUFMAN & ASSOCIATES LETTERHEAD

                                November 15, 2006




Board of Directors
ONELINK Corp.
One Market Plaza
Spear Tower, 36th Floor
San Francisco, CA  94105

     Re: ONELINK Corp.'s Form S-8

Ladies and Gentlemen:

     We have been requested by ONELINK Corp. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 4,500,000 shares and options to purchase shares of the Company's Common Stock, $0.001 par value (the "Shares"), to be issued pursuant to certain Professional Services Agreements, Consulting Agreements and Option Agreements("Agreements"). We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Agreements have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Agreements, will be legally issued, fully paid and nonassessable.

      I call to your attention that I am a member of the Oklahoma Bar and ONELINK Corp., is a Delaware Corporation, I am however familiar with Delaware Corporate law to an extent where I am able to form this opinion.

      I am furnishing this opinion letter to you solely for your benefit in connection with the registration statement referenced herein. I disclaim any obligation to update this opinion letter for changes of fact, law or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                     Sincerely,

                                     KAUFMAN & ASSOCIATES, PLLC



                                     By: /s/ Ronald C. Kaufman
                                         --------------------------
                                         Ronald C. Kaufman, Partner